As filed with the Securities and Exchange Commission on August 17, 2012
Registration No. 333-________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________________________
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-0732648 (I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100
Radnor, Pennsylvania 19087
(Address of Principal Executive Offices)
_____________________________________________________________________________________________________________

Second Amended and Restated 2006 Equity Incentive Plan
(Full Title of the Plan)

Robert H. Young, Jr., Senior Vice President, General Counsel and Secretary
Airgas, Inc.
259 North Radnor-Chester Road
Radnor, Pennsylvania 19087
(610) 687-5253
(Name and address of agent for service, telephone number, including area code, of agent for service)

Copies to:

Nancy D. Weisberg, Esquire
McCausland Keen & Buckman
Radnor Court, Suite 160
259 North Radnor-Chester Road
Radnor, Pennsylvania 19087-5257
(610) 341-1000
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐
_____________________

Calculation of Registration Fee
Title of Securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee

Common Stock, $0.01 par value:	4,000,000	$82.60	$330,400,000	$37,863.84

(1)	Includes associated rights (the “Rights”) to purchase preferred or common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include such additional shares as may become issuable pursuant to the anti-dilution provisions of the Airgas, Inc. Second Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”).

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act based upon the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on August 15, 2012, which was $82.60 per share.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed by Airgas, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 4,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable under the Registrant's Second Amended and Restated 2006 Equity Incentive Plan.
Pursuant to General Instruction E, the contents of Registrant's Form S-8 Registration Statement, No. 333-161660, filed on September 1, 2009, Registrant's Form S-8 Registration Statement, No. 333-137185, filed on September 8, 2006, Registrant's Form S-8 Registration Statement, No. 333-117965, filed on August 5, 2004, Registrant's Form S-8 Registration Statement, No. 333-100187, filed on September 30, 2002, and Registrant's Form S-8 Registration Statement, No. 333-42023, filed on December 11, 1997 are hereby incorporated by reference and made a part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a)    The Company's annual report on Form 10-K for the fiscal year ended March 31, 2012, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)    The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2012;

(c)    The Company's current reports on Form 8-K filed since March 31, 2012 (the Company's fiscal year-end);

(d)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended March 31, 2012; and

(e)    The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed under the Exchange Act on December 19, 1986.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 5. Interests of Named Experts and Counsel.

As of August 16, 2012, certain attorneys with McCausland Keen & Buckman, counsel for the Registrant, beneficially owned 25,921 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) permits the Registrant to indemnify any of its directors or officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Registrant) arising by reason of the fact that such person is or was an officer or director of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Registrant to indemnify any such officer or director against expenses incurred in an action by or in the right of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, except in respect of any matter as to which such person is adjudged to be liable to the Registrant, in which case court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. This statute provides that it is not exclusive of other indemnification that may be granted by the Registrant's by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by the Registrant on behalf of officers and directors. The Registrant has purchased such insurance.
Article VII of the Registrant's bylaws requires indemnification to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware to any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is, or was, a director or officer of the Registrant or any predecessor of the Registrant, or served any other enterprise as a director or officer at the request of the Registrant or any predecessor of the Registrant. Indemnification provided for in Article VII is expressly not exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.
Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
Article 10 of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL and the bylaws and Certificate of Incorporation of the Registrant.

Item 8. Exhibits.

4.1 † Second Amended and Restated 2006 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 15, 2012).

5*    Opinion of McCausland Keen & Buckman.

23.1*    Consent of McCausland Keen & Buckman (included in Exhibit 5).

23.2*    Consent of KPMG LLP.

24*    Power of Attorney (see signature page of the Registration Statement).

___________________________________________

*    Filed herewith.
†    Management contract or arrangement.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on the 17th day of August, 2012.

AIRGAS, INC.

By: /S/ PETER McCAUSLAND
Peter McCausland, Executive Chairman

By: /S/ MICHAEL L. MOLININI
Michael L. Molinini, President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland, Robert H. Young, Jr. and Robert M. McLaughlin, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/S/ PETER McCAUSLAND	Date: August 17, 2012
Peter McCausland,
Executive Chairman and Director

By:	/S/ MICHAEL L. MOLININI	Date: August 17, 2012
Michael L. Molinini, President, Chief Executive Officer and Director (Principal Executive Officer)

By:	/S/ ROBERT M. McLAUGHLIN	Date: August 17, 2012
Robert M. McLaughlin,
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/S/ THOMAS M. SMYTH	Date: August 17, 2012
Thomas M. Smyth,
Controller (Principal Accounting Officer)

By:	/S/ JOHN P. CLANCEY	Date: August 17, 2012
John P. Clancey, Director

By:	/S/ JAMES W. HOVEY	Date: August 17, 2012
James W. Hovey, Director

By:	/S/ ROBERT L. LUMPKINS	Date: August 17, 2012
Robert L. Lumpkins, Director

By:	/S/ TED B. MILLER	Date: August 17, 2012
Ted B. Miller, Director

By:	/S/ PAULA A. SNEED	Date: August 17, 2012
Paula A. Sneed, Director

By:	/S/ DAVID M. STOUT	Date: August 17, 2012
David M. Stout, Director

By:	/S/ LEE M. THOMAS	Date: August 17, 2012
Lee M. Thomas, Director

By:	JOHN C. VAN RODEN, JR.	Date: August 17, 2012
/S/ John C. van Roden, Jr., Director

By:	/S/ ELLEN C. WOLF	Date: August 17, 2012
Ellen C. Wolf, Director

Exhibit Index

Exhibit No.	Description
4.1	Second Amended and Restated 2006 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated August 15, 2012).

5.*	Opinion of McCausland Keen & Buckman.

23.1*	Consent of McCausland Keen & Buckman (included in Exhibit 5).

23.2*	Consent of KPMG LLP.

24*	Power of Attorney (see signature page of the Registration Statement).

_______________

* Filed herewith.

† Management contract or arrangement.